Exhibit 10.5

INDUSTRIAL FACILITIES LEASE

THIS INDUSTRIAL FACILITIES LEASE is made and entered into on October 16, 2017 by and between DJV Properties, LLC a Michigan Limited Liability Company, whose address is 4149 River Cove Drive, Lansing, Michigan 48917 (“Landlord”), and XG Sciences, Inc., a Michigan Corporation, whose address is 3101 Grand Oak Drive, Lansing, Michigan 48911 (“Tenant”).

WITNESSETH:

1.           Leased Premises; Term. Landlord leases to Tenant, and Tenant hires from Landlord, on the terms and subject to the conditions contained herein, the property commonly known as 4215 Legion Drive, Mason, Michigan 48854, located in the Township of Vevay, County of Ingham, and State of Michigan, legally described as follows:

THE W 653.4 FT OF THE S 260 FT OF THE N 1/2 OF NE FRL1/4 OF SEC 6. ALSO LOT 16 MASON HEIGHTS NO. 1 SUB EXC BEG @ THE NE COR LOT 16-S17D12’E ON LOT LN 273.03 FT TO SE COR SD LOT – S89D52’W ON S LOT LN 118.79 FT – N0D40’10”W ON C/L DITCH 248.44 FT TO N LOT LN – N72D48’E ON N LOT LN TO THE POT, SEC T2N, R1W.

Tax Parcel No.: 33-10-10-06-204-018

Together with any and all buildings, apparatus, equipment, fittings, hot water heaters, and fixtures whatsoever thereon now owned or hereafter acquired by Landlord (all of which are collectively referred to herein as the “Premises”), for an initial term of five (5) years beginning two (2) days after written notice (the “Commencement Notice”) is received by Tenant, from Landlord, that Landlord has closed on the purchase of the Premises and Landlord grants possession of same to Tenant, (the “Commencement Date”), and ending five (5) years thereafter, unless extended or sooner terminated as provided herein (the “Term”). Notwithstanding the foregoing, Tenant may terminate this Lease upon written notice to Landlord, at any time prior to delivery of the Commencement Notice, if Landlord has not provided the Commencement Notice on or before October 31, 2017.

2.          Base Rent.

(a)          Tenant shall pay to Landlord, as rent for the Term, and all renewal terms, monthly installments of rent to be determined in accordance with the provisions of subparagraph (b) below. Each monthly installment shall be payable in advance, on or before the first day of each calendar month during the Term at Landlord’s address as provided in the introductory paragraph of this Lease, or such place as the Landlord shall from time to time designate in writing delivered to Tenant.

(b)          Commencing on Rent Commencement Date, the monthly installment of Base Rent shall be equal to the sum of Twenty Thousand One Hundred Fifty-Six and 25/100 Dollars ($20,156.25) per month. Base Rent shall commence on the first day of the calendar month commencing not less than sixty (60) days after the Commencement Date (the “Rent Commencement Date”). Rent for any partial calendar month during the Term shall be prorated at the amount of one thirtieth (1/30) of the monthly installment of Base Rent per day.

(c)          Payments received from Tenant shall be applied by Landlord as follows: first, to any unpaid late charge; second, to accrued interest; third, to other charges due and unpaid; fourth, to Additional Rent; and fifth, to Base Rent.

3.          Additional Rent. All sums in addition to Base Rent due to be paid to Landlord under the terms of this Lease shall constitute Additional Rent. All Additional Rent shall be due and payable within thirty (30) days after Tenant’s receipt of Landlord’s invoice therefore, unless otherwise provided herein.

4.          Use of Premises. Tenant shall use and occupy the Premises for purposes of the manufacture, testing, research, warehousing and sales of graphene nanoplatelets and related products, related office uses, or any other lawful purpose, in full compliance with any zoning laws and special use permits issued by the Township of Vevay. Landlord warrants and represents to Tenant that the Premises may be lawfully used for such purposes, without rezoning, special use permits, variances, site plan approval, or any other similar governmental permits or approvals.

Tenant shall not use the Premises, or permit the Premises to be used, for the doing of any act or thing that constitutes a violation of any law, order, ordinance, or regulation of any government authority or that is dangerous to life or limb; nor shall Tenant in any manner deface or injure the Premises, or permit anything to be done on the Premises which creates an unlawful nuisance. Tenant shall not commit, or suffer to be committed, any waste to the Premises.

Except as otherwise provided herein as Landlord’s responsibility, Tenant shall use and occupy the Premises in compliance with (a) all laws, ordinances, orders or regulations affecting the Premises or Tenant use or occupancy or any alterations Tenant has made to the Premises, and (b) the recommendations of any fire marshall, building inspector, or similar governmental agency.

5.          Landlord’s Title in Premises. Landlord warrants and represents as a condition to this Lease, that Landlord does now, or will as of Commencement Date, possess good marketable fee title to the Premises, and that all encumbrances, restrictions, covenants, declarations, and other matters affecting title to the Premises do not and will not interfere with Tenant’s permitted uses of the Premises. Tenant shall not suffer or permit the Premises, or any portion thereof, to be used by the public, as such, without restriction or in such manner as might impair Landlord’s title to the Premises or any portion thereof, or in such manner as may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

6.          Condition of Premises. Prior to Rent Commencement Date, Landlord shall, at Landlord’s sole cost and expense, provide backup power to the fire suppression system acceptable to Tenant, and in compliance with all applicable laws, codes, and ordinances. Prior to Rent Commencement Date, Landlord shall upgrade the power supply which necessarily includes adding an additional transformer or transformers, and bringing power to the building electrical panels in a location acceptable to Tenant, to provide 4,000 amp service, pursuant to plans, specifications, and bids first approved by Tenant and in compliance with all applicable laws, codes, and ordinances. Landlord shall be responsible for the first Fifty Thousand Dollars ($50,000.00) of the cost and expense such upgrade to the power supply. In the event the cost and expense of such upgrade to the power supply pursuant to bids approved by Tenant exceeds Fifty Thousand Dollars ($50,000.00), the amount in excess of Fifty Thousand Dollars ($50,000.00) shall be reimbursed by Tenant to Landlord by amortizing said excess amount over that portion of the initial term of the Lease from the Rent Commencement Date to the end of the initial term, in equal monthly installments. Said reimbursement installments shall be paid, commencing on Rent Commencement Date, together with Tenant’s Base Rent Payment due under this Lease, as Additional Rent.

Landlord warrants and represents to Tenant that all heating, equipment and systems, air conditioning, ventilation equipment and systems, all electrical equipment and systems, all plumbing equipment and systems shall be in good working order as of Rent Commencement Date.

Tenant’s entry into possession shall constitute presumptive evidence against Tenant that the Premises were in good order and satisfactory condition and suitable for the purposes for which they are leased at the time of entry, subject however to latent defects, and any defects or punch list items communicated by Tenant to Landlord in writing within fifteen (15) days after the Rent Commencement Date. Neither Landlord not Landlord’s agents have made any representations or warranties with respect to the physical condition of the building or the land upon which it is erected or any other portion of the Premises, except as herein expressly set forth. Tenant acknowledges and agrees that Tenant has inspected the Premises and agrees to take the same “as is,” except as otherwise provided in this Lease.

7.            Possession. Possession of the Premises shall be delivered by Landlord to Tenant on the Commencement Date, free and clear of all other tenants and occupants. Neither the Term nor any other provision of this Lease shall be affected by Tenant’s prior occupancy.

8.            Maintenance and Repair.

(a)           Landlord shall, at its expense, be responsible for all structural maintenance, repairs and replacements to the buildings and improvements on the Premises, including but not limited to foundations, exterior and load bearing walls, roofs, window and door frames, slab floors, and all other structural components and members of said building and improvements, necessary to place, keep and maintain same in good condition and repair, and in compliance with all applicable laws, codes, and ordinances. Landlord’s obligation for repairs and replacements hereunder shall not, however, include repairs and replacements due to fire or other insured casualties, to the extent same are Tenant’s responsibility pursuant to Section 23 below. Landlord shall also be responsible for sealing, patching, and replacing any and all driveways and parking areas on the Premises.

(b)           Except as provided in Landlord’s responsibility Section 8(a) above and Section 23 below, Tenant shall, at its expense, place, keep and maintain the Premises, and each component of the Premises, and all non-structural components of the buildings, improvements, fixtures, and personal property upon the Premises, whether belonging to Landlord or Tenant, in a good operating condition and repair. Tenant’s obligations shall include, but not necessarily be limited to, maintenance, repairs and replacement to lawns, landscaping, and, the replacement of broken glass and doors, and the repair, maintenance and replacement of the interior and exterior non-structural portions and components of the Premises, such as the non-load bearing interior walls, ceilings, carpet, floor coverings, heating, air conditioning, electrical, plumbing, and sprinkler systems, and any building security systems, whether belonging to Landlord or Tenant. Landlord shall be given notice of and Tenant’s plan for any major addition, improvement, repair or replacement undertaken. Tenant shall also at its expense remove snow, ice, and rubbish from the Premises and any driveways, parking areas, and sidewalks on the Premises, so as to keep same in a safe and passable condition.

9.            Ownership. Landlord shall at all times during the term of this Lease have title to buildings, improvements, and fixtures previously or hereafter constructed on the Premises by Landlord or at Landlord’s expense. Tenant shall at all times during the term of this Lease have title to building improvements and fixtures previously or hereafter constructed or installed on the Premises by Tenant, at Tenant’s expense. Upon expiration or termination of this Lease, title to the buildings, improvements and fixtures constructed or installed by Tenant or at Tenant’s expense, shall automatically, without action on the part of either of the parties hereto, vest in Landlord, its successors and assigns, excluding however any of Tenant’s trade fixtures, equipment, and personal property which may be removed by Tenant, provided Tenant repairs any damage caused by such removal. Tenant covenants and agrees that upon request, Tenant will execute and deliver to Landlord any and all documents reasonable requested by Landlord to confirm that title to the buildings, improvements, and fixtures constructed by Tenant on the Premises, which vest in Landlord pursuant to the foregoing sentence, are vested in Landlord.

10.           Alterations.

(a)          Except for maintenance, repairs and replacements required by Section 8 above, Tenant shall not, without the prior written consent of Landlord, make any material alterations, improvements, or additions to the Premises. If Tenant desires to make any material alterations, improvements, or additions to the Premises, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord’s written approval thereof prior to commencing work on same. Landlord shall not unreasonably withhold, condition, or delay its approval of any cosmetic, non-structural, or other alterations reasonably necessary for Tenant’s continued use of the Premises for the purposes permitted, unless Tenant’s proposal would be detrimental to the long-term value of the Premises. Any such approved alterations, improvements, or additions shall be made at Tenant’s sole expense. No alterations, improvements, additions or physical changes previously or hereafter made by Tenant shall be removed by Tenant from the Premises at the termination of this Lease, excluding however any of Tenant’s trade fixtures, equipment, and personal property which may be removed by Tenant. All alterations, improvements, additions or physical changes left on the Premises at the end of the Term shall become Landlord’s property, excluding however any of Tenant’s trade fixtures, equipment, and personal property which may be removed by Tenant.

(b)          Tenant shall, before making any approved alterations, additions, installations or improvements, at Tenant’s expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval therefor and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord.

11.           Covenant Against Liens. Nothing in this Lease shall authorize Tenant to, and Tenant shall not, do any act which will in any way lien or encumber the title of Landlord in and to the Premises, nor shall the interest or estate of Landlord in the Premises be in any way subject to any lien, claim, or encumbrance whatsoever by virtue of any act or omission of Tenant. Any encumbrance, lien, or claim to a lien upon the Premises arising from any act or omission of Tenant shall be valid only against Tenant and shall in all respects be subordinate to the title and rights of Landlord, and any person claiming through Landlord, in and to the Premises. Tenant shall remove any lien, claim, or encumbrance on its interest in the Premises within thirty (30) days after written notice from Landlord to Tenant that same has arisen; provided, however, that Tenant may in good faith contest any such item if Tenant posts a bond or other adequate security with Landlord, in a form and amount acceptable to Landlord, in Landlord’s reasonable discretion.

12.           Indemnification; Tenant’s Property.

(a)          Tenant shall indemnify and hold Landlord harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys’ fees, paid or incurred as a result of Tenant’s negligence or misconduct or in connection with any default by Tenant, but excluding however any casualty damage to the Premises as to which casualty damage Tenant’s obligations and liabilities hereunder are limited exclusively to the amount of the insurance proceeds received by Tenant as provided in Section 24(b) below. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant’s expense, resist or defend such action or proceeding.

(b)          Landlord shall indemnify and hold Tenant harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, and expenses, including reasonable attorneys’ fees, paid or incurred as a result of Landlord’s negligence or misconduct or in connection with any default by Landlord. In case any action or proceeding is brought against Tenant by reason of any such client, Landlord, upon written notice from Tenant, will, at Landlord’s expense, resist or defend such action or proceeding.

(c)          Tenant shall maintain a so-called “all risk” policy of insurance with a responsible insurance company satisfactory to Landlord on all of Tenant’s personal property, to the full extent of their replacement cost. Said policy of insurance shall contain a clause or endorsement under which the insurer waives, or permits the waiver by Tenant of, all right of subrogation against Landlord, with respect to losses payable under such policy, and Tenant hereby waives all right of recovery which it might otherwise have against Landlord, for any damage to Tenant’s property which is (or by the terms of this Lease is required to be) covered by a policy of insurance, notwithstanding that such damage may result from the negligence or fault of Landlord.

13.           Assignment and Subletting.

(a)          Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed:

(i)           transfer, assign, or sublet this Lease or any interest hereunder; or

(ii)          permit any transfer or assignment hereof by operation of law.

(b)          Landlord’s consent hereunder shall result in Tenant’s continuing liability hereunder, and no consent by Landlord to a transfer or an assignment shall be construed to relieve Tenant from obtaining Landlord’s written consent to any further transfer or assignment.

(c)          Notwithstanding the foregoing, Tenant may, without the prior notice to or consent of Landlord, transfer, assign, or sublet this Lease, the Premises or any part thereof, to: (i) any entity controlled by, controlling or under common control with Tenant, or in which Tenant owns a legitimate interest for a legitimate business purpose; or (ii) an entity acquiring or succeeding to substantially all of the business of Tenant, by merger spin-off, reorganization, consolidation, acquisition (or assets or equity) or otherwise. For this purpose, “control” shall mean the possession of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of a sufficient percentage of voting securities, by contract or otherwise.

14.           Expenses of Enforcement; Landlord Costs.

(a)          Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord in enforcing any of the Tenant’s obligations under this Lease upon any Tenant default, and same shall be deemed to be Additional Rent hereunder.

(b)          If Landlord, in connection with any default by Tenant, makes any expenditure or incurs any obligations for the payment of money, including, but not limited to, reasonable attorneys’ fees and costs incurred in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of Landlord’s written demand.

15.           Landlord’s Remedies.

(a)          If Tenant shall fail to make any payment of any Rent (Base or Additional) due hereunder, and such failure continues for fifteen (15) days after written notice from Landlord to Tenant thereof; or

(b)          if Tenant shall fail to pay any other sum required to be paid by Tenant under this Lease, and such failure continues for fifteen (15) days after written notice from Landlord to Tenant thereof; or

(c)          if Tenant shall fail to perform any of the other covenant or condition which Tenant is required to observe and perform under this Lease, and any such failure continues for thirty (30) days after written notice from Landlord to Tenant thereof; or

(d)          if the interest of Tenant in this Lease shall be levied upon under execution or other legal process; or

(e)          if any petition shall be filed by or against Tenant in a court of bankruptcy and the same is not dismissed within thirty (30) days of the filing thereof; or

(f)          if Tenant shall be declared insolvent according to law; or

(g)          if Tenant shall make an assignment for the benefit of creditors or petition for or enter into an arrangement;

then in any of such events specified in this Section 15(a)-(g), Landlord may, but need not, declare the occurrence of any one or more of the foregoing events as a default under this Lease, and thereupon may, at Landlord’s option, without further notice to Tenant, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

(i)           Terminate this Lease, repossess the Premises in accordance with the provisions of Section 17 hereof, and be entitled to recover immediately, as damages, the present value of the total amount of Rent due to be paid by Tenant during the balance of the Term of this Lease, less the fair rental value of the Premises for said period, together with any other sum of money owed by Tenant to Landlord;

(ii)          Terminate Tenant’s right of possession and repossess the Premises without demand or notice of any kind to Tenant and without terminating this Lease, in which case Landlord shall use reasonable efforts to relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord, in Landlord’s reasonable discretion. For the purpose of such reletting, Landlord may make such repairs, alterations, additions or physical changes in or to the Premises as may be necessary or convenient. If Landlord shall fail to relet the Premises despite Landlord’s reasonable efforts to do so, then Tenant shall pay to Landlord as damages the present value of the total amount of Rent due to be paid by Tenant during the balance of the Term of this Lease. If the Premises are relet and a sufficient sum shall not be realized from the reletting, after payment of all costs and expenses of such repairs, alterations, additions or physical changes and the expense of such reletting and the collection of rent occurring therefrom, to satisfy the rent herein provided to be paid during the remainder of the Term, Tenant shall satisfy and pay any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this subparagraph from time to time and that any suit or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord;

(iii)          Seek specific performance of Tenant’s obligations;

(iv)          Cure the Tenant’s default and recover the cost of curing as Additional Rent due on demand.

16.           Bankruptcy.

(a)          If following the filing of a petition by or against Tenant in a bankruptcy court Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended (the “Bankruptcy Code”), then Tenant (including Tenant as Debtor-in-Possession) or any trustee for Tenant agrees promptly, within no more than thirty (30) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease, and Tenant agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. Tenant’s or the trustee’s failure to assume this Lease within said 30-day period shall be deemed a rejection. Landlord shall thereupon immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease shall be terminated, except that Landlord’s right to damages for Tenant’s default shall survive such termination.

(b)          Tenant or any trustee for Tenant may only assume this Lease if (i) it cures or provides adequate assurance that the trustee will promptly cure any default hereunder, (ii) it compensates or provides adequate assurance that the Tenant will promptly compensate landlord for any actual pecuniary loss to Landlord resulting from Tenant’s default, and (iii) it provides adequate assurance of future performance under this Lease by Tenant. In no event after the assumption of this Lease by Tenant or any trustee for Tenant shall any then-existing default remain uncured for a period in excess of thirty (30) days. Adequate assurance of future performance of this Lease shall include, without limitation, adequate assurance (A) of the source of Rent required to be paid by Tenant hereunder, and (B) that assumption or permitted assignment of this Lease will not be a default of any provision hereunder.

17.           Termination; Surrender of Possession. Upon the expiration or termination of this Lease, whether by lapse of time, operation of law or pursuant to the provisions of this Lease, Tenant shall:

(a)          Restore the Premises to the same condition in which they were in at the beginning of the Term (except for: reasonable wear and tear; maintenance, repairs, and replacements for which Landlord is responsible pursuant to Section 8(a) above; and approved alterations, additions or improvements made pursuant to Section 10 above), remove all of its personal property (including all signs, symbols and trademarks pertaining to its business) from the Premises and repair any damage to the Premises caused by such removal; and

(b)          Surrender possession of the Premises to Landlord.

If Tenant shall fail or refuse to restore the Premises as hereinabove provided, Landlord may do so and recover its cost for so doing. If Tenant shall fail or refuse to comply with Tenant’s duty to remove all personal property from the Premises and the building upon the expiration or termination of this Lease, the parties hereto agree and stipulate that Landlord may, at its election: (a) treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event the title thereto shall thereupon pass under this Lease as a bill of sale; or (b) treat such failure or refusal as conclusive evidence, on which Landlord shall be entitled to rely absolutely, that Tenant has forever abandoned such personal property. In either event, Landlord may, with or without accepting title thereto, keep or remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or be charged with the duties of a bailee of any personal property of Tenant. The failure of Tenant to remove any personal property from the Premises shall forever bar Tenant from bringing any action or asserting any liability against Landlord with respect to any such property which Tenant fails to remove.

If Tenant shall fail or refuse to surrender possession of the Premises to Landlord upon termination or expiration of this Lease, Landlord may evict Tenant in accordance with applicable law, and dispossess all persons and effects therefrom. Landlord shall also be entitled to such other remedies as may be provided it by law or in equity in the event of Tenant’s failure or refusal to surrender possession.

18.           Holding Over. Tenant acknowledges that its holding over beyond the time of the termination or expiration of this Lease will cause Landlord additional expense. If Tenant shall remain in possession of the Premises, or any part thereof, after the termination or expiration of this Lease without Landlord’s written consent, Tenant shall acquire no rights with respect to the Premises. Tenant shall, however, pay Landlord, as liquidated damages during any such holdover, One Hundred Twenty Percent (120%) the amount of Base Rent, which would have been due for a like period of occupancy during the Term hereof, plus pay all Additional Rent and other charges due under this Lease. The provisions of this clause shall not operate as a waiver by Landlord of any right or remedy it may otherwise enjoy.

19.           Eminent Domain. If all or any material part of the Premises shall be taken or condemned by any competent authority for any public purpose, or if any adjacent property or street shall be condemned or improved in a manner that unreasonably interferes with or prevents the use of any material part of the Premises, the Term of this Lease shall, at the option of Landlord or Tenant exercised upon written notice to the other party, end as of the date of the actual taking, without apportionment to Tenant of any portion of the award or damages, other than any amount for Tenant’s moving expenses, business information, and the unamortized portion of Tenant’s leasehold improvements. Otherwise, this Lease shall remain in full force and effect, Base Rent shall be equitably reduced to the extent Tenant’s use and enjoyment of the Premises is affected, without apportionment to Tenant of any portion of the award or damages, other than any amount for Tenant’s moving costs, business interruption, and the unamortized portion of Tenant’s leasehold improvements. For purposes of this Section 19, “material” shall mean any part of the Premises which reasonably interferes or prevents that use of the Premises in substantially the same manner as the Premises was used immediately prior to such taking.

In the event of a termination pursuant to this Section 19, current Rent, both Base and Additional, shall be apportioned to the date of such taking. If the leasehold interest vested in Tenant by this Lease shall be condemned or taken in any manner, Landlord’s and Tenant’s obligations under this Lease shall terminate as of the date of such condemnation or taking.

20.          No Waiver. The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing and signed by the party against whom the waiver is claimed.

21.          Tenant’s Remedies. If Landlord shall fail to perform any provision or covenant of this Lease upon Landlord’s part to be performed, and upon receiving written notice from Tenant of said failure, and thereafter Landlord does not correct the failure within thirty (30) days after receipt of said notice, Tenant may declare Landlord in default, and may exercise any one or more of the remedies available at law or in equity, including the following remedies available to Tenant: (a) Tenant may undertake to correct Landlord’s default and deduct from the next Rent payments due Landlord under this Lease an amount equal to the reasonable cost of correcting the default; (b) Tenant may commence an action to enforce Landlord’s obligations under the Lease by specific performance, and/or seek to obtain injunctive relieve as provided by law; (c) Tenant may commence an action for money damages incurred by Tenant as a result of Landlord’s default under the Lease; (d) Tenant may terminate the Lease upon written notice to Landlord so long as such default remains uncured, but only if the nature of Landlord’s default under the Lease is so serious that it unreasonably interferes with Tenant’s use and enjoyment of the Premises for the purpose specified in this Lease for in excess of thirty (30) consecutive days. Notwithstanding the foregoing, Landlord shall not be declared in default as to any failures which would reasonably require more than thirty (30) days after receive of such notice to correct, so long as Landlord commences to cure during said thirty (30) day period and thereafter diligently pursues such cure to completion. Landlord shall also pay to Tenant all reasonable attorneys’ fees and expenses incurred by Tenant in enforcing any of Landlord’s obligations under this Lease upon any Landlord default.

22.           Cumulative Remedies. All rights and remedies of the parties under this Lease shall be cumulative, and none shall exclude any other rights or remedies allowed by law or in equity.

23.           Destruction—Fire or Other Cause.

(a)          Except as otherwise provided herein, if the Premises or any buildings or improvements thereon shall be damaged or rendered untenable by fire or other casualty, Tenant shall restore them to the condition prior to such fire or casualty, and make them tenable as soon as possible, but only to the extent of the insurance proceeds received by Tenant, and rent shall be equitably abated, in whole or in part, during the period of untenablility to the extent and during the time Tenant’s use of the Premises is adversely affected. All such restoration shall be performed using contractors approved in advance by Landlord, in Landlord’s reasonable discretion.

(b)          In case the Premises shall be so damaged by fire or other casualty during the initial term or any renewal term that demolition is required, and the Township of Vevay or other governmental body, prohibits reconstruction, or in the event of the proceeds of insurance received by Tenant are inadequate to complete such restoration and Landlord is unwilling or unable to fund the cost of such restoration in excess of the insurance proceeds received by Tenant, then in any of such events, Tenant may terminate this Lease by notifying the Landlord of such termination within sixty (60) days after the date of such damage or notice of such prohibition. In the event of such a termination, Landlord shall be entitled to all insurance proceeds received by Tenant with respect to the Premises, excluding proceeds received by Tenant for Tenant’s trade fixtures, equipment, personal property, or loss of business.

(c)          Tenant shall promptly notify Landlord of the occurrence of a fire or other casualty at the Premises.

24.           Insurance. By this section, and by the applicable portions of Section 12, Landlord and Tenant intend that the risk of loss or damages as described shall be borne by responsible insurance carriers to the extent provided.

(a)          Tenant shall, at its expense, insure the Premises, and all buildings and improvements now or hereafter constructed thereon, against loss or damage under a policy or policies of so-called “all risk” fire and casualty coverage insurance, in an amount determined by Tenant, but not less than Four Million Dollars ($4,000,000.00), underwritten by such carriers and on such other terms and conditions as Landlord shall approve. In the event Landlord requests that Tenant maintain the foregoing insurance in an amount in excess of Four Million Dollars ($4,000,000.00), Tenant shall use Tenant’s best efforts to do so, but the additional cost of such insurance in excess of Four Million Dollars ($4,000,000.00) shall be paid by Landlord to Tenant upon demand. Landlord and Landlord’s Lender(s), if any, shall be named as an additional insured in such policy or policies, as their interests appear.

(b)          If Tenant shall make any improvements to the Premises or the building, Landlord may request that coverage be increased by the full replacement cost of such improvements at any time after such improvements are made. Landlord hereby waives all right of recovery which it might otherwise have against Tenant, for any casualty or damage to the building or Premises, in excess of the amount of fire and casualty insurance proceeds received under Section 24(a), notwithstanding that such casualty or damage may result from the negligence or fault of Tenant, and notwithstanding that the amount of the insurance proceeds received may be inadequate to fully restore the building and Premises.

(c)          In the event of a loss covered by the policy or policies of casualty insurance referred to in subsection (a) above, the proceeds shall be paid jointly to Tenant and Landlord so that Landlord can verify the Tenant’s use of such proceeds to the restoration of the Premises as close as practical to their condition immediately prior to the casualty, as the proceeds allow unless the Lease shall be terminated as provided in Section 23(b) above.

(d)          Tenant shall maintain a policy of general public liability insurance in an amount at least equal to Two Million Dollars ($2,000,000.00) single-limit coverage for property damage, bodily injury or death. Such policy of general public liability insurance shall name Landlord as an additional insured.

(e)          If practical, all policies of insurance required to be carried by this Lease shall provide, by endorsement or otherwise, that such insurance may not be canceled or terminated, except upon written notice to Landlord. Prior to Commencement Date and thereafter, prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing each such insurance coverage, together with evidence of payment for the policies. If a certificate is provided, it shall contain a statement required by the first sentence of this subsection (e) regarding notice to Landlord. Any failure by Tenant’s to provide and keep in force the aforementioned insurance which continues for more than fifteen (15) days after written notice to Tenant thereof, may be treated as a default hereunder by Landlord, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default.

(f)          The cost of insurance required to be carried by Tenant at Tenant’s expense in this section 24 shall be deemed to be Additional Rent hereunder.

25.           Access to Premises. Landlord shall have the right to enter upon the Premises during normal business hours upon reasonable advance written notice of not less than 24 hours to Tenant, for the purpose of: inspecting the Premises; showing the Premises to prospective mortgagees; preventing waste, loss, or destruction; or performing maintenance, repairs or replacements Landlord is obligated to make under the terms of this Lease or which Landlord may elect to perform following Tenant’s failure to do so. Except in the case of a bona fide emergency involving a material risk of injury or death, or potential significant risk of injury to property where no notice shall be required, Landlord shall give notice prior to entry.

During the last six months of the Term, Landlord may also enter the Premises during normal business hours upon reasonable advance written notice of not less than 24 hours to Tenant for the purpose of showing the Premises to prospective tenants. Landlord may also during said six-month period place upon the Premises the usual notices “To Let” and “For Rent,” which notices Tenant shall permit to remain thereon without molestation.

If in the case of an emergency Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord’s agents may enter the same by master key or, if necessary for the protection of life or property, forcibly. In no event shall the obligations of Tenant hereunder be affected by any such entry.

26.           Signs. Tenant may erect, maintain and remove such signs as it deems necessary, appropriate or desirable to its business operations in, on or about the Premises, provided that the signs are in compliance with all governmental regulations and that they do not cause structural damage to the Premises.

27.           Taxes and Other Government Charges.

(a)          Landlord shall pay all real property taxes billed with respect to the Premises prior to Commencement Date, and pay all special assessments which become a lien on the Premises prior to Commencement Date. Tenant shall pay, before any penalty or interest attaches, all general taxes, special taxes, special assessments, water charges, sewer service charges, utility charges and fees, and other governmental charges of any kind whatsoever levied or assessed against or with respect to the Premises, and any buildings, fixtures, and improvements thereon, at any time after the Commencement Date and during the Term of this Lease, and all renewal(s). Tenant shall furnish to Landlord copies of any receipts for such payments to Landlord within fifteen (15) days of Landlord’s written request. Notwithstanding the foregoing, with respect to all real property taxes. Such real property taxes shall be prorated between the parties as if such taxes cover the calendar year in which such taxes are first billed. Tenant shall be responsible only for the portion of such taxes covering the term of this Lease under such proration method, and Landlord shall be responsible for the balance of such taxes. Additionally, Tenant shall be responsible for only those installments of special assessments first billed during the term of this Lease.

(b)          Tenant shall pay before any penalty or interest attaches all personal property taxes levied or assessed against the personal property of Tenant located upon the Premises, and shall, within fifteen (15) days of Landlord’s written request, furnish to Landlord duplicate receipts thereof.

(c)          If Tenant shall, in good faith, desire to contest the validity or amount of any tax, assessment, levy or other governmental charge herein agreed to be paid by Tenant, Tenant shall be permitted to do so, and, unless required otherwise by law, shall be permitted to defer payment of such tax or charge, the validity or amount of which Tenant is so contesting, until final determination of the contest, upon giving to Landlord written notice thereof prior to the commencement of any such contest, which shall be given at least ten (10) days prior to delinquency, and upon protecting the Premises and Landlord’s adjoining lands, and upon giving to Landlord, on demand by Landlord, a good and sufficient surety bond or other security satisfactory to Landlord against any such tax, levy, assessments, rate, or governmental charge, and upon holding Landlord harmless from any costs, liability or damage arising out of any such contest. If Tenant loses a tax contest, Tenant shall be required to immediately pay all taxes and charges.

28.           Utilities. Tenant shall, at its expense and by separate metering, provide the Premises with all utility services it desires to have (except as provide in Section 6 above as Landlord’s responsibility), and pay for all utilities consumed in the Premises prior to delinquency. Tenant will provide appropriate evidence of such payments to Landlord within fifteen (15) days of Landlord’s written request for such evidence.

29.           Broker. The parties agree that no broker other than CBRE/Martin (the “Broker”) brought about his Lease. The Tenant agrees to indemnify and hold the Landlord harmless against any brokerage claims from any broker dealing with Tenant, other than the Broker. Landlord shall be responsible for all brokerage commissions and fees owed to the Broker pursuant to any separate listing agreement with Broker, and any brokerage claims from any other broker dealing with Landlord.

30.           Options to Renew. Tenant shall have the option to renew the Term for two (2) consecutive additional periods of three (3) years each. If Tenant desires to exercise said option, it shall do so by giving Landlord written notice thereof not later than ninety (90) days prior to the expiration of the initial term or renewal term then in force, whichever is applicable. Base Rent for each renewal period shall be increased on the Commencement Date of each renewal period by two percent (2%) of the Base Rent in effect immediately prior to the commencement date of said renewal period. The other terms and conditions of this Lease shall remain in full force and effect during any such renewal terms except that this Lease shall not be further renewed beyond the two (2) renewal periods provided for herein.

31.           Notices. All notices, payments, bills or statements required hereunder shall be in writing and shall be deemed to have been given, whether actually received or not, if either delivered personally or mailed by certified or registered mail to the parties at their addresses as set forth on the first page of this Lease. Either party may change its address for notices, bills or statements by giving notice of such change as hereinabove set forth.

32.           Heirs and Assigns. The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and assigns, subject to the provision of Section 13 above.

33.           Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant’s timely paying the Rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be performed and observed, Tenant may peaceably and quietly enjoy the Premises hereby leased.

34.           Subordination; Attornment; Nondisturbance; Estoppel Certificate.

(a)          This Lease shall be subject and subordinate to the interests of the holders of any notes secured by mortgages on the Premises, now or in the future, and to all renewals, modifications, consolidations, replacements and extensions thereof, and while the provisions of this section are self-executing, Tenant shall execute such documents as may be necessary to affirm or give notice of such subordination. With respect to any existing mortgage, and any mortgage executed by Landlord prior to Commencement Date, and, with respect to any future mortgage, on or before the effective date of said future mortgage, at Landlord’s cost, Landlord shall obtain from its mortgagee (“Landlord Mortgagee”), and cause to be filed on the public record, as a condition of Tenant’s subordination hereunder, a written agreement among Landlord’s Mortgagee, Landlord, and Tenant, that shall be binding on the parties thereto and their respective legal representatives, successors and assigns, and provide, among other provisions, that, so long as this Lease is in full force and effect that there is no Tenant default under this lease: (i) Tenant shall not be joined as a defendant in any proceeding that may be instituted to enforce the mortgage; (ii) Landlord’s Mortgagee shall honor the Lease, and Tenant’s possession and use of the Premises in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default under the mortgage; and (iii) Landlord’s Mortgagee will make available to Landlord any insurance proceeds or condemnation awards payable to Landlord for the purposes agreed in this Lease.

(b)          Upon request of the holder of any note secured by a mortgage on the building or the Premises, Tenant shall agree in writing that no action taken by such holder to enforce said mortgage shall terminate this Lease or invalidate or constitute a breach of any of its provisions, and Tenant shall attorn to such mortgagee, or to any purchaser of the building or the Premises at any foreclosure sale, or sale in lieu of foreclosure, for the balance of the Term on all the terms and conditions herein contained. While the provisions of this section are self-executing, all persons affected thereby shall execute such documents necessary to affirm or give notice of such attornment.

(c)          Landlord expressly authorizes Tenant to rely on any notice from Landlord’s Mortgagee notifying Tenant of a default under the mortgage instructing Tenant to pay all Rent to such Landlord’s Mortgagee. All payments made in good faith and in reliance on such notice shall be deemed to have been made to or on behalf of Landlord and shall not be a breach or default under this Lease.

(d)          At the written request of Landlord, Tenant shall within fifteen (15) days deliver to Landlord, or anyone designated by Landlord, a certificate stating and certifying to the best of Tenant’s knowledge as of the date of such certificate (i) the date to which Rent and other charges under this Lease have been paid, (ii) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof on the part of Tenant to be performed or complied with (and, if so, specifying the same), and (iii) if such be true, that this Lease is unmodified (or, if so, specifying the modifications) and in full force and effect, and (iv) Landlord is not in default under any provision of this Lease or if Landlord is in default, specifying the nature of Landlord’s default.

35.           Landlord’s Right to Perform. In the event that Tenant is in default, by failing or neglecting to do or perform any act or thing herein provided by it to be done or performed, then Landlord may, but shall not be required to, do or perform or cause to be done or performed such act or thing, entering upon the Premises for such purposes, if Landlord shall so elect, Tenant shall repay to Landlord, within fifteen (15) days of Landlord’s written demand, the reasonable cost and expense thereof. Any act or thing done by Landlord pursuant to the provisions of this section shall not be or be construed as a waiver of any such default by Tenant, or as a waiver of any covenant, term or condition herein contained, or of the requirement of performance thereof, or of any other right or remedy of Landlord hereunder or otherwise.

36.           Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or by a mutual cancellation thereof, shall not work a merger, and may, at the option of Landlord, terminate all existing subleases or sub-tenancies, or may, at the option of Landlord, operate as an assignment to if of any or all such subleases or sub-tenancies.

37.           Litigation. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises, or any claim of injury or damage or both.

38.           Entire Agreement. This Lease represents the entire agreement between the parties. It may not be amended, altered or modified unless done so in writing by both parties.

39.           Pronouns. Whenever in this Lease words, including pronouns, are used in the masculine, they shall be read in the feminine or neuter whenever they would so apply and vice versa, and words in this Lease that are singular shall be read as plural whenever the latter would so apply and vice versa.

40.           Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Michigan that are applied to leases made and to be performed in that state. The invalidation of one or more terms of this Lease shall not affect the validity of the remaining terms.

41.           Light or Air Rights. No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant under this Lease.

42.           Third Parties. Landlord and Tenant acknowledge, and warrant and represent to each other, that there are no third-party beneficiaries to this Lease.

43.           Headings. The headings contained herein are for convenience only and shall not be used to define, explain, modify or aid in the interpretation or construction of the contents hereof.

44.           Covenants and Conditions. All covenants and conditions contained herein are independent of one another. All of the covenants of Tenant contained herein shall, at the option of Landlord, be construed as both covenants and conditions.

45.           Right of First Refusal.

(a)          So long as this Lease is in full force and effect, if the Landlord shall receive a bona fide offer from any unrelated person, persons, organization, or organizations to purchase in whole or in part the land or building of which the Premises is a part, which offer is acceptable to Landlord, the Landlord shall send the Tenant a copy of the proposed contract and notify the Tenant of Landlord’s intention to accept the offer. The Tenant shall have the right within thirty (30) days from the date of personal delivery or mailing of said notice to accept the terms of the contract in writing for purchase such land or building of which the Premises are a part for the purchase price and on the terms specified in the contract, except as otherwise provided in this section. If the Tenant shall not so elect within the period of thirty (30) days from the date of personal delivery or mailing of said notice, the Landlord may then sell the land or building of which the Premises are a part to the offeror, provided the sale is on substantially the same terms and conditions and for the price set forth in the contract sent to the Tenant. Notwithstanding anything to the contrary herein, or in the contract provided to Tenant, unless waived in writing by Tenant, Tenant’s exercise of Tenant’s right of first refusal hereunder shall be subject to and conditioned upon Tenant obtaining, within thirty (30) days of Tenant’s exercise of Tenant’s right of first refusal hereunder or such later time as is provided in the contract, a Phase I environmental site assessment of the Premises acceptable to Tenant confirming that no recognized environmental conditions unacceptable to Tenant in Tenant’s sole discretion exist. Additionally, notwithstanding anything to the contrary herein, or in the contract provided to Tenant shall not be required to close on the purchase pursuant to said contract until the later of the time specified in the contract for closing or sixty (60) days after the date of Tenant’s exercise of Tenant’s right of first refusal.

(b)          Termination. This right of first refusal (but not this Lease) shall terminate upon the consummation of the transfer in fee simple to a third party of the land and building of which the Premises are a part after full compliance with the terms of this right of first refusal. After any termination as provided above, the Tenant shall at the Landlord’s written request execute and acknowledge any documents stating that Tenant releases all the Tenant’s rights under this right of first refusal.

46.           Environmental.

(a)          Unless waived in writing by Tenant, Tenant’s obligations under this Lease and the Commencement Date of this Lease are contingent upon Tenant receiving prior to the Commencement Date of this Lease, a Phase I Environmental Assessment (the “Phase I ESA”) from AKT Peerless, or another qualified environmental firm acceptable to Tenant, and dated not earlier than six (6) months prior to the Commencement Date of this Lease, and certified to Tenant, confirming that there are no Recognized Environmental Conditions on or affecting the Premises.

(b)          Tenant covenants that no Hazardous Materials (as hereinafter defined) will be brought onto or stored or used in the Premises by Tenant, except in compliance with all applicable laws, codes, ordinances, and regulations.

(c)          Tenant shall hold harmless, indemnify and defend Landlord from and against any Environmental Damages (as hereinafter defined) resulting from events occurring on the Premises during the Term caused by Tenant or for which Tenant is responsible.

(d)          Landlord represents and warrants that, except as otherwise disclosed in the Phase I ESA, there are currently no Hazardous Materials on, in, at, or affecting the Premises in violation of any laws, codes, ordinances, or regulations. Landlord represents and warrants that, except as otherwise disclosed in the Phase I ESA, it has no knowledge or reason to believe, and has not received any notices or communications from any governmental authority, that any person at the Premises has violated any legal requirement with respect to the acquisition, handling, storage, treatment, shipment or disposal of, or any other matters pertaining to, Hazardous Materials. Landlord represents and warrants that neither Landlord nor the Premises is subject to any decree, order or judgment relating to environmental legal requirements. Landlord represents and warrants that, to the best of Landlord’s knowledge, except as otherwise disclosed in the Phase I ESA, there are no underground storage tanks on the Premises other than the underground water storage tank for the sprinkler system, and the Premises has never been used as a landfill or waste disposal site.

(e)          Landlord shall hold harmless, indemnify and defend Tenant from and against any Environmental Damages resulting from events occurring on or about the Premises, except for Environmental Damages caused by Tenant or for which Tenant is responsible.

(f)          “Environmental Damages” shall mean all claims, judgments, damages (excluding consequential or punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances and liens, and any other costs and expenses, resulting from the existence on or in, or release to, the ground or air, of Hazardous Materials in violation of, or alleged to be in violation of, the legal requirements applicable thereto, including any attorneys’ fees, disbursements, consultant’s fees and other costs resulting from: (i) investigation and defense of any alleged claim; (ii) directive of any governmental authorities, whether or not the claims or directives are groundless, false or fraudulent, or are ultimately defeated; and (iii) any settlement or judgment.

(g)          “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste (including constituents thereof) that is or becomes regulated by one or more governmental authorities. The words “Hazardous Materials” include, without limitation: (i) any material or substance listed or defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste”, “hazardous substance” or “toxic substance” under any applicable laws, codes or ordinances; (ii) petroleum and its byproducts; (iii) asbestos, radon gas and urea formaldehyde foam insulation; (iv) polychlorinated biphenyl; (v) any substance designed as a hazardous or toxic waste or substance (or words of similar import) pursuant to the Federal Water Pollution Control Act, as amended (33 U.S.C. §1317), the Federal Resource Conservation and Recovery Act, as amended (42 U.S.C. §6903), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. §§9601 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. §§2601 et seq.), or the Hazardous Materials Transportation Act, as amended (49 U.S.C. §§1801 et seq.); or (vi) any other chemical, material, gas or substance, the exposure to or release of which is or may hereafter be prohibited, limited or regulated by any governmental or quasi-governmental entity having jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health or safety of the occupants of the Premises or the occupants of property adjacent to the Premises.

47.          Security Deposit. As security for the faithful performance by Tenant of all of its obligations under this Lease, Tenant shall upon execution of this Lease deposit in trust with Landlord the sum of Twenty Thousand One Hundred Fifty-Six and 25/100 Dollars ($20,156.25). This security deposit shall be kept by Landlord in a segregated account at a financial institution. Landlord shall have the right (but not the obligation) to apply all or any part of it toward any Rent or other amount Tenant has failed to pay hereunder on a timely basis.

48.           Unpaid Rent. Unpaid monthly rental installments, or any portion thereof, and all other amounts due and owing Landlord from Tenant under this Lease, which remain overdue for more than thirty (30) days after the due date, shall bear interest at the rate of ten percent (10.0%) per annum until paid. To compensate it for increased costs Landlord will incur, Tenant shall also pay a late charge in the amount of five percent (5%) in respect of any installment of rent not paid within fifteen (15) days after the due date. Tenant acknowledges that said interest and late charges are reasonable in light of the additional costs which will be incurred due to Tenant’s late payment, and do not constitute a penalty. Tenant’s obligation to pay rent that is accrued but unpaid shall survive the expiration or termination of the Term.

49.          Accord and Satisfaction. Landlord may accept any check or payment of less than the full amount it is owed without prejudice to its right to recover the balance or to pursue any other remedy in this Lease as provided.

52.          Mutually Drafted. The parties acknowledge and agree that this Lease has been prepared as the result of negotiation and reviewed by the parties, shall be deemed to have been mutually drafted by the parties, and shall not be construed against any one party as the drafter.

51.          Cubicles. Landlord and Tenant acknowledge and agree that, as of Commencement Date, Tenant has purchased all of the existing cubicles in the Premises in “as in” condition, for the sum of One Thousand Seven Hundred Fifty Dollars ($1,750.00) paid at the time of the execution of the Lease, the receipt and sufficiency of which is hereby acknowledged by Landlord, and that Landlord, as of Commencement Date hereby transfers title to said cubicles to Tenant, free and clear of all liens, encumbrances, and adverse claims. This lease shall serve as the bill of said for said cubicles as of Commencement Date.

52.          Authority. Each person executing this Lease on behalf of a party warrants and represents that said person is duly authorized to execute this Lease on behalf of the party on whose behalf this Lease is being signed.

IN WITNESS WHEREOF, the parties have caused this Industrial Facilities Lease to be executed on the date specified below to be effective as of the date specified above.

LANDLORD:

DJV PROPERTIES, LLC, a Michigan Limited Liability Company

Dated: October 16, 2017	By:	/s/ Daniel R. VanAcker
Daniel R. VanAcker
	Its:	Authorized Member

TENANT:

XG SCIENCES, INC., a Michigan Corporation

Dated: October 16, 2017	By:	/s/ Philip L. Rose
Philip L. Rose
	Its:	Chief Executive Officer